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                                                                     Exhibit 5.1
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                   LEGAL OPINION OF FRANK A. ZOMERFELD, ESQ.


                                                                November 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:       AnswerThink Consulting Group, Inc.
          Think New Ideas, Inc. 1998 Amended and Restated Stock Option Plan Think New Ideas, Inc. 1997 Amended and Restated Stock Option Plan Post-Effective Amendment to Registration Statement on Form S-8


Gentlemen and Ladies:

     As Corporate Counsel of AnswerThink Consulting Group, Inc., a Florida corporation ("AnswerThink"), I am familiar with its corporate affairs and particularly with the corporate proceedings relating to the Agreement and Plan of Merger by and among AnswerThink, Think New Ideas, Inc. and Darwin Acquisition Corp. (the "Merger Agreement") and the Think New Ideas, Inc. 1998 Amended and Restated Stock Option Plan and the Think New Ideas, Inc. 1997 Amended and Restated Stock Option Plan (the "Plans").

     Based upon the above, I am of the opinion that the shares of common stock, par value $0.001 per share, of AnswerThink to be issued pursuant to the terms of the Plan have been duly authorized and, upon payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement on Form S-8, which is being filed by AnswerThink with the Securities and Exchange Commission to register the shares of common stock to be offered pursuant to the Plans.


                                        Very truly yours,
                                        /s/ Frank A. Zomerfeld
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                                        Frank A. Zomerfeld
                                        Corporate Counsel